UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2026

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange
6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	TRTX PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Agreement

On May 14, 2026 (the “Closing Date”), TPG RE Finance Trust, Inc. (the “Company”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as administrative agent and collateral agent (in such capacities, the “Agent”), and certain other lenders and issuing banks named therein. The Credit Agreement provides for, among other things, term loans in an aggregate principal amount of $400,000,000 (collectively, the “Term Loan B”) and a revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan B, the “Facilities”) in an aggregate principal amount of $100,000,000. The Company intends to use the net proceeds from the Term Loan B and any Revolving Loans (as defined below) to repay outstanding indebtedness, including partially funding the redemption of the Company’s TRTX 2022-FL5 collateralized loan obligation, or for other general corporate purposes.

Term Loan B

The Term Loan B Loans matures on May 14, 2033 and bears interest at an annual rate equal to, at the Company’s option, either (i) 2.75% plus the secured overnight financing rate (“Term SOFR”) or (ii) 1.75% plus a base rate (which is equal to the highest of (i) 0.50% per annum above the federal funds effective rate, (ii) the prime rate and (iii) one-month Term SOFR plus 1.00% per annum) (the “Base Rate”). The Term Loan B is subject to a quarterly amortization equal to 0.25% of the aggregate original principal amount commencing with the last business day of December 2026.

Revolving Credit Facility

The Revolving Credit Facility matures on May 14, 2031 and any loans drawn on the Revolving Credit Facility (any such loans, the “Revolving Loans”) bear interest at an annual rate equal to, at the Company’s option, either (i) 2.00% plus Term SOFR or (ii) 1.00% plus the Base Rate. The Revolving Loans are not subject to amortization.

Guarantees and Security

The Company’s obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company. Additionally, the Company’s obligations under the Credit Agreement are secured on a first-priority basis by substantially all of the assets of the Company and certain subsidiaries of the Company to the extent such assets are subject to a lien securing the obligations under the Credit Agreement.

Covenants

The Credit Agreement contains customary affirmative covenants and negative covenants, which are subject to a number of exceptions and adjustments and include, among other things:

•

covenants that restrict the ability of the Company and certain of its subsidiaries to incur liens on certain assets, materially alter the nature of its business, dispose of material assets, engage in mergers, consolidations and certain other fundamental changes, or engage in certain transactions with affiliates; and

•

financial covenants that require that the Company maintain (i) a consolidated Total Debt to Total Assets Ratio (as defined in the Credit Agreement) not to exceed 83.333% (the “LTV Covenant”), (ii) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 1.30 to 1.00 (the “Interest Coverage Covenant”) and (iii) minimum cash liquidity of no less than the greater of: $15.0 million and 5.0% of the recourse indebtedness of the Company and TPG RE Finance Trust Holdco, LLC, the Company’s wholly owned subsidiary (the “Liquidity Covenant”). The LTV Covenant is for the benefit of all Lenders (as defined in the Credit Agreement), whereas the Interest Coverage Covenant and Liquidity Covenant are solely for the benefit of the Revolving Lenders (as defined in the Credit Agreement).

Other

Certain lenders under the Credit Agreement and/or their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory, and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. Such lenders have received, or may in the future receive, customary fees and commissions for such transactions.

The foregoing description of the Credit Agreement does not purport to be a complete description of the terms of the Credit Agreement and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference insofar as it relates to the creation of a direct financial obligation.

Item 7.01	Regulation FD Disclosure.

On May 14, 2026, the Company issued a press release (the “press release”) announcing the Company’s entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 14, 2026, by and among TPG RE Finance Trust, Inc., Wells Fargo Bank, N.A., and certain other lenders and issuing banks named therein.

99.1	Press Release, dated May 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE Finance Trust, Inc.

By:	/s/ Brandon Fox
Name:	Brandon Fox
Title:	Interim Chief Financial Officer and Chief Accounting Officer

Date: May 14, 2026